Exhibit No. 4(f)

                          FORM OF SUB-ADVISORY CONTRACT

     Agreement  made  as of  ___________,  _____  ("Contract")  between  BRINSON
ADVISORS,    INC.,   a   Delaware   corporation   ("Brinson   Advisors"),    and
___________________________________, a corporation ("Sub-Advisor").

                                    RECITALS

(1) Brinson Advisors has entered into an Investment Advisory Contract, dated _________, 2001 ("Advisory Contract"), with Brinson Managed Investments Trust ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the series of the Trust designated as Brinson Equity Focus Fund ("Fund");

(2) Brinson Advisors wishes to retain the Sub-Advisor to furnish certain investment advisory services to Brinson Advisors and the Fund; and

(3)       The Sub-Advisor is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Brinson Advisors and the Sub-Advisor agree as follows:

     1. APPOINTMENT. Brinson Advisors hereby appoints the Sub-Advisor as an investment sub-advisor with respect to the Fund for the period and on the terms set forth in this Contract. The Sub-Advisor accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISOR.

     (a) Subject to the supervision and direction of the Trust's Board of Trustees ("Board") and review by Brinson Advisors, and any written guidelines adopted by the Board or Brinson Advisors and furnished to the Sub-Advisor, the Sub-Advisor will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Fund, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Fund or Segment. The Sub-Advisor will determine from time to time what investments will be purchased, retained or sold by the Fund or Segment. The Sub-Advisor will be responsible for placing purchase and sell orders for investments and for other related transactions for the Fund or Segment. The Sub-Advisor will be responsible for voting proxies of issuers of securities held by the Fund or Segment. The Sub-Advisor will provide services under this Contract in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

     (b) The Sub-Advisor agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, the Sub-Advisor may, in its discretion, use brokers that provide the Sub-Advisor with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund or Segment, and the Sub-Advisor may pay to those brokers in return for brokerage and research

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services a higher  commission  than may be charged by other brokers,  subject to the Sub-Advisor's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Advisor to the Fund or its other clients and that the total commissions paid by the Fund or Segment will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to Brinson Advisors or the Sub-Advisor, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Advisor may aggregate sales and purchase orders with respect to the assets of the Fund or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Advisor or its affiliates. Whenever the Sub-Advisor simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Advisor, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Brinson Advisors recognizes that in some cases this procedure may adversely affect the results obtained for the Fund or Segment.

     (c) The Sub-Advisor will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Advisor on behalf of the Fund or Segment, and will furnish the Board and Brinson Advisors with such periodic and special reports as the Board or Brinson Advisors reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records or copies thereof that it maintains for the Fund upon request by the Trust.

     (d) At such times as shall be reasonably requested by the Board or Brinson Advisors, the Sub-Advisor will provide the Board and Brinson Advisors with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Fund or Segment and make available to the Board and Brinson Advisors any economic, statistical and investment services that the Sub-Advisor normally makes available to its institutional or other customers.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Advisor is responsible for assisting in the fair valuation of all portfolio securities in the Fund or Segment, in accordance with procedures adopted by the Board, as amended from time to time. The Sub-Advisor will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Advisor for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Contract, the Sub-Advisor will act in conformity with the Trust's Declaration of Trust, By-Laws and Registration Statement and with the written instructions and written directions of the Board and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each, Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Trust and the Fund. Brinson Advisors


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agrees to provide to the Sub-Advisor copies of the Trust's Declaration of Trust,
By-Laws, Registration Statement, written instructions and directions of the Board and Brinson Advisors, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Advisor in writing any broker-dealers that are affiliated with Brinson Advisors (other than UBS PaineWebber Inc. and Brinson Advisors itself).

     4. EXPENSES. During the term of this Contract, the Sub-Advisor will bear all expenses incurred by it in connection with its services under this Contract.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Advisor pursuant to this Contract, Brinson Advisors, not the Fund, will pay to the Sub-Advisor a sub-advisory fee, computed daily and paid monthly, at an annual rate of ____% of the average daily net assets of the Fund or Segment (computed in the manner specified in the Advisory Contract). If the Sub-Advisor is managing a Segment, its fees will be based on the value of assets of the Fund within the Sub-Advisor's Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Advisor on or before the last business day of the next succeeding calendar month.

     (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust, its shareholders or by Brinson Advisors in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF THE SUB-ADVISOR.

     (a) The Sub-Advisor (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify Brinson Advisors of the occurrence of any event that would disqualify the Sub-Advisor from serving as a sub-investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

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     (b) The  Sub-Advisor  has adopted a written code of ethics and  appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and has provided Brinson Advisors and the Board with a copy of such code of ethics, together with evidence of its adoption. Within thirty days of the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice president of the Sub-Advisor shall certify to Brinson Advisors that the Sub-Advisor has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisor's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Brinson Advisors, the Sub-Advisor shall permit Brinson Advisors, its employees or its agents to examine the reports required to be made by the Sub-Advisor pursuant to Rule 17j-1 relevant to the Sub-Advisor code of ethics.

     (c) The Sub-Advisor has provided Brinson Advisors with a copy of its Form ADV, as most recently filed with the SEC and promptly will furnish a copy of all amendments to Brinson Advisors at least annually.

     (d) The Sub-Advisor will notify Brinson Advisors of any change of control (as defined in the 1940 Act) of the Sub-Advisor, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Advisor, in each case prior to, or promptly after, such change.

     (e) The Sub-Advisor agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Fund, the Trust, Brinson Advisors or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Brinson Advisors.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Advisor hereunder are not to be deemed exclusive and the Sub-Advisor shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Advisor, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Contract shall become effective upon the day and year first written above, provided that this Contract has been approved for the Fund by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval and
(ii) a majority of the Fund's outstanding voting securities unless in the case of (ii), the Trust complies with the terms of any SEC exemptive order or rule


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permitting it to modify to the Contract without such vote.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

     (c) Notwithstanding the foregoing, with respect to the Fund, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to the Sub-Advisor. The Contract may also be terminated, without payment of penalty, by Brinson Advisors (i) upon material breach by the Sub-Advisor of any of the representations and warranties set forth in Paragraph 7 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach or (ii) if, in the reasonable judgment of Brinson Advisors, the Sub-Advisor becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Advisor or other circumstances that could adversely affect the Fund. The Sub-Advisor may terminate this Contract at any time, without payment of any penalty, on 120 days' written notice to Brinson Advisors. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Fund.

     10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract as to the Fund shall be effective until approved by vote of (i) the Independent Trustees and
(ii) a majority of the Fund's outstanding voting securities unless in the case of (ii), the Trust complies with the terms of any SEC exemptive order or rule permitting it to modify to the Contract without such vote.

     11. GOVERNING LAW. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of


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such rule, regulation or order. This Contract may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Advisor or Brinson Advisors upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Brinson Advisors will be sent to the attention of ____________________. All notices provided to the Sub-Advisor will be sent to the attention of __________________.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                              BRINSON ADVISORS, INC.
                                              51 West 52nd Street
                                              New York, New York  10019-6114
Attest:

By:                                           By:




Attest:

By:                                           By:



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